UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                      December 21, 2004

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

901 Marquette Avenue, Suite 2300, Minneapolis, MN 55402

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 27, 2004, NRG Energy, Inc., or the Company, issued a press release announcing the closing of its sale of $420 million of its 4% convertible perpetual preferred stock. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On December 21, 2004, the Company entered into a Registration Rights Agreement for the benefit of the holders of the Preferred Stock and the common stock issuable upon conversion thereof. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed that it will, on or prior to April 19, 2005, file a shelf registration statement with the Securities and Exchange Commission covering resales of the Preferred Stock and the common stock issuable upon conversion thereof. The Company has also agreed to use commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act of 1933, as amended, no later than July 18, 2005. In the event that the Company fails to comply with certain of its obligations under the Registration Rights Agreement, the Company could become obligated to pay liquidated damages to holders of the Preferred Stock and to holders of any shares of common stock issued upon conversion of the Preferred Stock.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
4.1	Registration Rights Agreement, dated December 21, 2004, by and among NRG Energy, Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
99.1	Press Release, dated December 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President, Secretary and General Counsel

Dated: December 27, 2004

Exhibit Index

Exhibit
Number	Document
4.1	Registration Rights Agreement, dated December 21, 2004, by and among NRG Energy, Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
99.1	Press Release, dated December 27, 2004.